UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2006

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

             Ohio                       1-11781                  31-0676346
(State or other jurisdiction of       (Commission              (IRS Employer
 incorporation or organization)       File Number)           Identification No.)


7777 Washington Village Drive, Dayton, Ohio                     45459
(Address of principal executive offices)                      (Zip code)

                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2006, the Compensation Committee of the Board of Directors of Dayton Superior Corporation (the "Company") adopted the 2006 Executive Incentive Plan (the "Plan"), a copy of which is attached as Exhibit 10.1 and incorporated herein by reference, under which the Compensation Committee may award cash bonuses to certain executives of the Company, including the executive officers of the Company, based on the Company's achievement of specified annual financial targets.

At the time it adopted the Plan, the Compensation Committee also approved bonus opportunities under the Plan for 2006 for certain executives of the Company, including Messrs. Eric R. Zimmerman, Edward J. Puisis, Raymond E. Bartholomae, Peter J. Astrauskas, Mark K. Kaler, and Thomas W. Roehrig, each of whom is an executive officer of the Company. Bonuses will be paid only if the Company achieves at least 90% of certain targets for cash flow and earnings before interest, taxes, depreciation and amortization for 2006 that have been approved by the Compensation Committee. If bonuses become payable for 2006, the amount of each executive's bonus will be based on a targeted percentage of his base salary and the Company's level of achievement of the performance targets. The proportion of the bonus for each class of officer to be based on each of the two performance measures is specified in the Plan.

On June 30, 2006, the Compensation Committee of the Board of Directors of the Company also approved the issuance of restricted common shares, without par value, of the Company to Messrs. Zimmerman (232,079 shares), Puisis (116,039 shares) and Bartholomae (116,039 shares). The shares, which were issued pursuant to restricted stock agreements entered into by the Company with each of the executives in the form attached as Exhibit 10.2 (which form is incorporated herein by reference), are subject to forfeiture by the executive under the circumstances described in the form of restricted stock agreement and are subject to restrictions on transfer and other restrictions set forth in the restricted stock agreement. The shares also are subject to the Company's Management Stockholders' Agreement dated as of June 16, 2000, as amended.

Item 3.02  Unregistered Sales of Equity Securities

As described above in Item 1.01 above, on June 30, 2006, the Company issued a total of 464,157 of its common shares, without par value, to Messrs. Zimmerman, Puisis and Bartholomae, subject to forfeiture, restrictions on transfer and other restrictions specified in the restricted stock agreements entered into by the Company with each of the executives. The restricted shares, which were issued for no consideration other than services rendered, were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(2) of that Act for transactions by an issuer not involving a public offering.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.
    --------
The following are filed as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

10.1      2006 Executive Incentive Plan

10.2      Form of Restricted Stock Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DAYTON SUPERIOR CORPORATION


Date: July 7, 2006         By:/s/ Edward J. Puisis
                              -----------------------------------------
                                  Edward J. Puisis
                                  Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.          Exhibit
-----------          -------

10.1                 2006 Executive Incentive Plan

10.2                 Form of Restricted Stock Agreement